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                                                                    EXHIBIT 5.1
                              BRIGGS AND MORGAN
                          PROFESSIONAL ASSOCIATION
                               2400 IDS CENTER
                           MINNEAPOLIS, MN  55402
                               (612) 334-8400



                             January 21, 1998

Information Advantage, Inc.
7905 Golden Triangle Drive, Suite 190
Eden Prairie, Minnesota 55344-7227

     RE:  INFORMATION ADVANTAGE, INC.
          REGISTRATION STATEMENT ON FORM S-8
          1997 EQUITY INCENTIVE PLAN
          1997 EMPLOYEE STOCK PURCHASE PLAN


Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of (i) 1,000,000 shares of Common Stock to be issued upon the exercise of options to be granted under the 1997 Equity Incentive Plan and (ii) 200,000 shares of Common Stock to be issued under the 1997 Employee Stock Purchase Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Equity Incentive Plan and the 1997 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association


                                   By: /s/ BRIAN D. WENGER
                                       --------------------------
                                           Brian D. Wenger